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                                                                    Exhibit 10.3

                                   FORM OF
                              SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT ("Agreement"), dated as of __________, 199_, is entered into by and between CHEAP TICKETS, INC., a Hawaii corporation (the "Company"), and ______________ ("Executive"), with reference to the following facts:

     A. Executive is a founder and long-time employee of the Company and currently serves as the Company's _________________________________________
_______.

     B. In order to assure the continued employment of Executive, the Company and Executive desire to enter into a severance arrangement in the event Executive's employment with the Company is terminated, subject to the terms and conditions set forth herein.

     IN CONSIDERATION OF the foregoing facts, the parties hereby agree as follows:

     1.  Definitions.  Capitalized terms not otherwise defined herein shall have
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the respective meanings ascribed to them below:

         "Cause" means Executive during the course of employment with the Company after the date hereof: (a) shall have acted or failed to act in a manner constituting gross negligence or willful misconduct and shall have failed to cure such act or omission within thirty (30) days after receiving notice thereof by the Company, such notice specifying in reasonable detail the nature of the act or omission in question; or (b) shall have been convicted of a felony crime or a crime involving moral turpitude, and such conviction shall not be subject of an appeal.

         "Disability" means either (a) a mutually-agreed physician shall have certified that Executive has a physical or mental disability making it impossible for Executive to perform Executive's employment obligations on behalf of the Company or (b) Executive shall have been prevented from properly performing Executive's employment obligations on behalf of the Company by reason of any physical or mental incapacity, in either case for a period of more than ninety (90) consecutive days or one hundred twenty (120) days in the aggregate in any twelve-month (12-month) period.

         "Good Reason" means the occurrence of any of the following events, provided any such event is not reasonably consented to by Executive: (a) there shall have been an assignment to Executive of any duties materially inconsistent with or which constitute a material change in Executive's position, duties, responsibilities, or status with the Company, or a material change in Executive's reporting responsibilities, title, or offices, or removal of Executive from or failure to re-elect Executive to any of such positions, except in connection with the termination of Executive for Cause or due to death or Disability; (b) there shall have been a reduction by the Company in Executive's annual salary then in effect; or (c) the Company shall have acted in any way that would adversely affect Executive's participation in or materially reduce Executive's benefit under any benefit plan of the Company in which Executive is participating or would deprive Executive of any material fringe benefit enjoyed by Executive, except those changes generally affecting similarly situated senior executive officers of the Company.
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     2.  Severance.  In the event Executive's employment with the Company is
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terminated either by the Company without Cause or by Executive for Good Reason, the Company shall pay and provide to Executive severance in an amount equal to the lesser of (a) twice the annual salary and benefits to which Executive received during the twelve-month (12-month) period preceding the effective date of such termination and (b) four hundred thousand dollars ($400,000), provided that such four hundred thousand dollar ($400,000) limitation shall not apply in the event the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Such severance shall be payable and provided for the period of twenty-four (24) months from the effective date of any such termination, the monetary portion of which shall be payable in forty-eight (48) equal semi-monthly installments. In the event Executive's employment with the Company is terminated for any other reason, the Company shall not be required to pay to Executive any severance hereunder.

     3.  Notices.  All notices or other communications required or permitted
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hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or facsimile or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed as set forth below:

     to the Company at:   Cheap Tickets, Inc.
                          1440 Kapiolani Boulevard, Suite 800
                          Honolulu, Hawaii 96814
                          Attn: Chief Executive Officer
                          Fax:  808-945-7439

     or to Executive at:  [Name]
                          [Address]
                          [Fax No.]

Notice of change of address shall be effective only when done in accordance with this Section.

     4.  Entire Agreement.  The terms of this Agreement is intended by the
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parties to be the final expression of their agreement with respect to the employment of Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of terms relating to the subject matter hereof and thereof and that no extrinsic evidence whatsoever may be introduced in any arbitration, judicial, administrative or other legal proceeding involving this Agreement.

     5.  Amendments; Waivers.  This Agreement may not be modified, amended, or
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terminated except by an instrument in writing, signed by Executive and by a duly authorized representative of the Company other than Executive. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.
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     6.  Severability; Enforcement.  If any provision of this Agreement, or the
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application thereof to any person, place, or circumstance, shall be held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

     7.  Governing Law; Conciliation and Arbitration.
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          7.1       Governing Law.  The validity, interpretation,
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enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Hawaii, without giving effect to its conflict of laws rules.

          7.2       Arbitration.
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          (a) In the event of any dispute, controversy or claim arising out of or relating in any manner to the employment or termination of Executive, or any provision of this Agreement, or the interpretation, enforceability, performance, breach, termination or validity hereof or thereof, including, without limitation, this Section 7.2 (a "Dispute"), the parties shall attempt, in good faith, to amicably resolve the Dispute. Either party may give the other party written notice of any Dispute not resolved in the normal course of business.

          (b) Except as specifically stated in Sections 7.2(a), all Disputes shall be resolved by arbitration. Disputes shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation, excepting only claims under applicable workers' compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Disputes shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, as well as any claims asserting wrongful termination, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Disputes. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ANY DISPUTE.

          (c) Arbitration of Disputes shall be in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA Employment Rules"), except as provided otherwise in this Agreement. Arbitration shall be initiated by providing written notice to the other party with a statement of the claim(s) asserted, the facts upon which the claim(s) are based, and the remedy sought. The burden of proof in any arbitration shall be allocated as provided by applicable law, unless otherwise specified in this Agreement. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Dispute. All arbitration hearings under this Agreement shall be conducted in Honolulu, Hawaii. The Federal Arbitration Act shall govern the interpretation and enforcement of this Section 7.2.
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          (d) All Disputes shall be decided by a single arbitrator.  The arbitrator shall be selected by mutual agreement of the parties within thirty
(30) days of the effective date of the notice initiating the arbitration. If the parties cannot agree on an arbitrator, then the complaining party shall notify the AAA and request selection of an arbitrator in accordance with the AAA Employment Rules. The arbitrator shall have only such authority to award equitable relief, damages, costs, and fees as a court would have for the particular claim(s) asserted. The fees and expenses of any arbitration (including the fees and expenses of the arbitrator, attorneys and expert witnesses) shall be paid by the losing party, as identified by the arbitrator. The arbitrator shall have exclusive authority to resolve all Disputes, including, but not limited to, any claim or allegation that all or any part of this Agreement is void or unenforceable.

          (e) All proceedings and all documents prepared in connection with any Dispute shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff. All documents filed with the arbitrator or with a court shall be filed under seal. The parties shall stipulate to all arbitration and court orders necessary to effectuate fully the provisions of this subsection concerning confidentiality.

          7.3       Counterparts.  This Agreement may be signed in multiple
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counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Severance Agreement as of the date first written above.


                              CHEAP TICKETS, INC.,
                              a Hawaii corporation


                              By
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                              Title
                                      -------------------------



                              ---------------------------------
                              [NAME OF EXECUTIVE]